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Exhibit 10.5

STORAGE TECHNOLOGY CORPORATION
FLEXIBLE OPTION PLAN
DECEMBER 2001

TABLE OF CONTENTS

I.	ESTABLISHMENT OF THE PLAN		1
II.	PURPOSE		1
III.	DEFINITIONS		1
	1.	Bonus Compensation	1
	2.	Code	1
	3.	Committee	1
	4.	Compensation Reduction Option	1
	5.	Disability	1
	6.	Discretionary Option	2
	7.	Dollar Value	2
	8.	Entry Date	2
	9.	Exercise	2
	10.	Exercise Price	2
	11.	Fair Market Value	2
	12.	Immediate Family Member	2
	13.	Intrinsic Value	2
	14.	Mutual Fund Shares	2
	15.	Nonrecurring Compensation	2
	16.	Option	2
	17.	Option Agreement	2
	18.	Participant	2
	19.	Plan	3
	20.	Plan Administrator	3
	21.	Plan Year	3
	22.	Retirement	3
	23.	Salary Compensation	3
	24.	Share	3
	25.	Termination from Employment	3
	26.	Termination for Cause	3
IV.	ADMINISTRATION		3
	1.	General Provision	3
	2.	Granting of Options	3
	3.	Selection of Shares	4
	4.	Modification of Options	4
	5.	Interpretation	4
V.	OPTION AGREEMENTS		4
VI.	COMPENSATION REDUCTION OPTION AWARDS		5
	1.	Salary Compensation Reduction Election	5
	2.	Bonus Compensation Reduction Election	5
	3.	Nonrecurring Compensation Reduction Election	5
	4.	Excess Deferral Election	5
	5.	Company Matching Contribution	6
	6.	Credited Earnings	7
	7.	Grant of Options	7
	8.	Option Formula	7
	9.	Exercise Price	8
	10.	Vesting of Compensation Reduction Options	8
	11.	Exchange of Shares	8
	12.	Termination from Employment	8

VII.	DISCRETIONARY OPTION AWARDS		8
	1.	Grant of Discretionary Options	8
	2.	Exercise Price of Discretionary Options	8
	3.	Vesting of Discretionary Options	8
	4.	Exchange of Shares	8
VIII.	EXERCISE OF OPTIONS		9
	1.	Exercise Period for Options	9
	2.	Notice of Exercise	9
	3.	Payment by Participant	9
	4.	Cashless Exercise	9
	5.	Tax Withholding	10
	6.	Cancellation of Options	10
	7.	Plan Expenses	10
IX.	NONTRANSFERABILITY		10
X.	AMENDMENT OR TERMINATION OF THE PLAN		10
XI.	TIME FOR GRANTING OPTIONS		11
XII.	UNFUNDED PLAN		11
XIII.	TRUST PROVISIONS		11
XIV.	LIMITATION OF RIGHTS		11
XV.	LIABILITY		12
XVI.	NOTICES		12
XVII.	GOVERNING LAW		12
XVIII.	EFFECTIVE DATE		12

STORAGE TECHNOLOGY CORPORATION
FLEXIBLE OPTION PLAN
DECEMBER 2001

I.    ESTABLISHMENT OF THE PLAN

  The Storage Technology Corporation Flexible Option Plan (the "Plan") is hereby established by Storage Technology Corporation, a Delaware Corporation ("StorageTek" or "Company"), to award certain key executives of StorageTek and its subsidiaries or affiliated companies, (collectively, the "Companies") with Options to purchase Shares of selected mutual funds as more particularly described below. The Plan does not replace or supercede any similar benefits plan as may have been established previously.

II.    PURPOSE

  The purpose of the Plan is to attract and retain participating key executives of the Companies by providing an opportunity for such executives to defer the taxation of their compensation from the Companies. In addition, the Companies intend that this Plan shall provide the eligible employees with deferred compensation benefits in addition to the benefits provided under the Storage Technology Corporation Employees Profit-Sharing and Thrift Plan ("Thrift Plan") or other similar plans in cases where benefits under the Thrift Plan or such other plans may be limited by applicable provisions of the Internal Revenue Code of 1986, as amended. This Plan is intended to satisfy StorageTek's obligation to implement a special deferred compensation arrangement pursuant to Section 13(a) of that certain CEO Employment Agreement, dated as of July 11, 2000, by and between StorageTek and Patrick Martin. The Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Code.

III.  DEFINITIONS

  1.
  Bonus Compensation. The amount of annual cash bonus compensation paid to an employee of the Companies.

  2.
  Code. The Internal Revenue Code of 1986, as amended.

  3.
  Committee. The Human Resources and Compensation Committee of the Board of Directors of StorageTek. Any or all powers and discretion vested in the Committee under the Plan may be exercised by the Board of Directors of StorageTek or by any other committee of the Board of Directors so authorized by it.

  4.
  Compensation Reduction Option. An Option granted to a Participant by the Companies under Part VI of the Plan.

  5.
  Disability. "Disability" means that the Participant has been unable to substantially perform his or her duties as an employee of the Companies as the result of incapacity due to physical or mental illness for a period of twenty-six weeks after its commencement, as determined by a medical doctor selected by the StorageTek and that Participant. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third, who shall be the approved medical doctor for this purpose.

  6.
  Discretionary Option. An Option granted to a Participant by the Companies under Part VII of the Plan.

  7.
  Dollar Value. The dollar amount awarded to the Participant by the Committee in accordance with the Plan.

  8.
  Entry Date. In addition to the first day of each Plan Year, quarterly, i.e., the first day of the fourth (4th), seventh
  (7th) and tenth (10th) months of each Plan Year.

  9.
  Exercise. The act of redeeming the Option in accordance with the terms and conditions imposed by this instrument and the Option Agreement.

  10.
  Exercise Price. The amount the Participant is required to pay in order to Exercise the Option.

  11.
  Fair Market Value. The trading price of a Share as of the close of business of the recognized securities exchange on which the Share is traded. In the event that the Share is not traded on a recognized securities exchange, the Fair Market Value will be determined by the Committee.

  12.
  Immediate Family Member. The spouse, parent, child or grandchild of the Participant or such other family member as approved by the Committee.

  13.
  Intrinsic Value. The value equal to the Fair Market Value of the Shares underlying an Option, less the Exercise Price of the Option.

  14.
  Mutual Fund Shares. Shares of certain investment companies registered under the Investment Company Act of 1940.

  15.
  Nonrecurring Compensation. The amount of certain nonrecurring cash compensation, such as sign-on or other special bonuses, paid to an employee of the Companies that is not Bonus Compensation or Salary Compensation.

  16.
  Option. The contract right granted by the Companies to the Participant to purchase Shares in the future at the Exercise Price as determined in accordance with Parts VI and VII of the Plan.

  17.
  Option Agreement. The written document evidencing the Participant's Option rights. The Option Agreement shall contain the individual terms and conditions of the grant and shall provide for the Participant's initial investment allocation among types of Shares.

  18.
  Participant. A key executive of the Companies selected by the Committee.

  19.
  Plan. The Storage Technology Corporation Flexible Option Plan.

  20.
  Plan Administrator. The Committee or the individual specifically designated by the Committee to administer the Plan on the Committee's behalf.

  21.
  Plan Year. The initial Plan Year will be the period beginning January 1, 2002 and ending December 31, 2002. Subsequent Plan Years will be years beginning January 1 and ending December 31.

  22.
  Retirement. The date the Participant reaches the age of 65 years.

  23.
  Salary Compensation. The amount of cash salary compensation paid to an employee of the Companies.

  24.
  Share. The underlying Mutual Fund Share for which an Option is granted, as selected by the Participant pursuant to the Option Agreement. The Committee shall make an appropriate adjustment to an Option which is granted for Shares in the event of any dividend, whether ordinary or capital, stock split, share exchange, merger, recapitalization, or any other event occurring with respect to the underlying Shares subsequent to the date of grant. At the Committee's discretion, such adjustment may occur through modification or replacement of the original Option(s) with new Option(s), provided that the new Option(s) shall have an Intrinsic Value equal to that of the original Option(s) immediately before modification or replacement.

  25.
  Termination from Employment. The cessation of the Participant's employment with the Companies.

  26.
  Termination for Cause. The termination of the Participant's employment with the Companies for "Cause." If the Participant has entered into an employment agreement with the Companies that defines cause, such definition shall be used for purposes of the Plan for that Participant. Otherwise, "Cause" shall mean that (i) the Participant is convicted of a felony involving moral turpitude or involving fraud against the Companies, or (ii) the Participant is guilty of willful gross neglect or willful gross misconduct in carrying out his or her duties as an employee, resulting, in either case, in material economic harm to the Companies, unless the Participant believed in good faith that such action or non-action was in or not opposed to the best interests of the Companies.

IV.  ADMINISTRATION

  1.
  General Provision. The Committee shall supervise and administer the Plan. The Committee shall from time to time designate the key employees of the Companies who may be granted Options under the Plan.

  2.
  Granting of Options. The Committee, in its sole discretion and in accordance with the Plan, shall determine the number of Options that will be awarded and shall determine the Dollar Value of the award. Each award shall be evidenced by an Option Agreement that shall contain the individual terms and conditions governing the Option grant. In making these determinations, the Committee shall take into account the nature of the services rendered by the Participant and shall consider the Participant's role in fulfilling the long-term, strategic goals of the Companies.

  3.
  Selection of Shares. The Committee shall have the sole discretion with respect to the selection of the Shares available for allocation by the Participant. The Participant shall have the sole discretion to make the allocations among the Shares which the Committee has selected.

  4.
  Modification of Options. The Committee may from time to time modify, extend, or renew outstanding Options granted under the Plan, whether or not vested and whether or not exercisable. The Committee may also from time to time revoke such Options and grant new Options in substitution thereof; provided, however, that no such action may be taken without the consent of the Participant if it would alter or impair any of the Participant's rights under the Options granted previously to the Participant, unless (i) such action is deemed necessary by the Committee for compliance with any applicable law or regulation to which the Companies are subject; (ii) such action is deemed necessary by the Committee to prevent the compensation of the Participant from exceeding reasonable compensation limits, or (iii) to accelerate the Exercise date of an Option, in which case the Committee shall also accelerate the expiration date in proportion to the acceleration of the Exercise date.

    No revocation shall apply to Options which have been exercised before the date of the Committee's action, except that the Committee has ten (10) days after the Exercise date in which to revoke an Option if done pursuant to (ii) above. In such event, the Companies shall refund the Exercise Price to the Participant, who shall be required to surrender the Shares acquired.

  5.
  Interpretation. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem necessary to carry out the terms of the Plan. All questions of interpretation of the Plan or of any Options issued under it shall be determined by the Committee, and that determination shall be final and binding upon all persons having an interest in the Plan.

V.    OPTION AGREEMENTS

  Each Option shall be evidenced by an Option Agreement between the Participant and the Companies which shall contain such terms and conditions as may be approved by the Committee in its sole discretion. The terms and conditions of the respective Option Agreements need not be identical.

VI.  COMPENSATION REDUCTION AND COMPANY MATCHING OPTION AWARDS

  1.
  Salary Compensation Reduction Election. If the Companies so elect, a Participant may file with the Plan Administrator for purposes of the Plan, and prior to the beginning of each Plan Year, an irrevocable election to receive Options in lieu of all or part of such Participant's Salary Compensation that would otherwise have been payable in the Plan Year; provided, however, the amount of Salary Compensation so reduced in any Plan Year shall not in any event exceed the Salary Compensation attributable to services rendered by the Participant for such Plan Year. Such election may be changed during such Plan Year by filing a change of election with the Plan Administrator, but any such change in election will not become effective until the next Entry Date which occurs at least thirty (30) days after the filing of such change of election. New Participants may make such election at any time prior to the next Entry Date, to be effective as of the next Entry Date. The minimum Salary Compensation reduction shall be the greater of $2,500 or 5% of a Participant's Salary Compensation for such Plan Year. The maximum Salary Compensation reduction shall be 100% of a Participant's Salary Compensation for such Plan Year.

  2.
  Bonus Compensation Reduction Election. If the Companies so elect, a Participant may file with the Plan Administrator for purposes of the Plan, and prior to the beginning of each Plan Year, an irrevocable election to receive Options in lieu of all or part of such Participant's Bonus Compensation that would otherwise have been payable in the Plan Year; provided, however, the amount of Bonus Compensation so reduced in any Plan Year shall not in any event exceed the Bonus Compensation attributable to services rendered by the Participant. The minimum Bonus Compensation reduction shall be $2,500 of a Participant's Bonus Compensation for such Plan Year. The maximum Bonus Compensation reduction shall be 100% of a Participant's Bonus Compensation for such Plan Year.

  3.
  Nonrecurring Compensation Reduction Election. If the Companies so elect, a Participant may file with the Plan Administrator for purposes of the Plan, and at least thirty (30) days prior to scheduled receipt, an irrevocable election to receive Options in lieu of all or part of such Participant's Nonrecurring Compensation that would otherwise have been payable in the Plan Year; provided, however, the amount of Nonrecurring Compensation so reduced in any Plan Year shall not in any event exceed the Nonrecurring Compensation attributable to services rendered by the Participant. The minimum Nonrecurring Compensation reduction shall be $2,500 of a Participant's Nonrecurring Compensation for such Plan Year. The maximum Nonrecurring Compensation reduction shall be 100% of a Participant's Nonrecurring Compensation for such Plan Year.

  4.
  Excess Deferral Election. If the Companies so elect, a Participant may file with the Plan Administrator for purposes of the Plan, and prior to the beginning of each Plan Year, an irrevocable election to receive Options in lieu of that part of such Participant's Salary and Bonus Compensation that would otherwise have been contributed to the Thrift Plan pursuant to the Participant's election under the Thrift Plan and which are limited pursuant to section 402(g) of the Code. Additionally, a Participant may elect to receive Options in lieu of the entire amount, if any, of any distributions from the Thrift Plan which may become payable to the Participant in order to satisfy the limitations of section 401(k) of the Code. Such election may be changed during such Plan Year by filing a change of election with the Plan Administrator, but any such change in election will not become effective until the next Entry Date which occurs at least thirty (30) days after the filing of such change of election. New Participants may make such election at any time prior to the next Entry Date, to be effective as of the next Entry Date. Options received under this Section 4 shall be treated as Compensation Reduction Options for purposes of the remainder of this Part VI.

  5.
  Company Matching Contribution. If a Participant is contributing under the Thrift Plan for a Plan Year, the Companies shall contribute to the Plan on behalf of the Participant for each Plan Year an amount equal to the Company Matching Contributions and Company Discretionary Contributions (as defined in the Thrift Plan) that would have been made on the Participant's behalf and allocated to his account under the Thrift Plan for such Plan Year, but which could not be made because of any limitations imposed by the Thrift Plan pursuant to the Code, including, but not limited to, the following:

  (a)
  any reduction in Company Matching Contributions under the Thrift Plan attributable either to a limitation of the Participant's contributions under the Thrift Plan pursuant to section 401(k) of the Code or limitations imposed on the Company Matching Contributions under the Thrift Plan pursuant to section 401(m) of the Code,

  (b)
  the limitations contained in section 402(g) of the Code,

  (c)
  any reduction that occurs as a result of the application of the compensation limitations contained in section 401(a)(17) of the Code, and

  (d)
  any reduction that occurs as a result of the application of the limitations contained in section 415 of the Code.

    In addition, the Companies shall contribute to the Plan on behalf of the Participant for each Plan Year an amount equal to the amount of any forfeitures that would have been allocated to the Participant for such Plan Year under the Thrift Plan, determined in the same manner as set forth above.

    All such amounts of Company Matching Contributions shall be contributed to the Plan on behalf of the Participant as of the date or dates such amounts would have been credited to his account(s) in the Thrift Plan if such amounts had in fact been credited to his account(s) in the Thrift Plan (or as soon thereafter as administratively practicable), and such amounts shall be treated as additional amounts of Salary Compensation withheld by the Companies from the Participant for purposes of the remainder of this Part VI.

  6.
  Credited Earnings. Amounts of Salary Compensation, Bonus Compensation and Nonrecurring Compensation withheld from the Participant and/or contributed to the Plan by the Companies on behalf of the Participant and in accordance with the terms of the Plan shall be deposited into an interest-bearing account until Options are granted with respect to such amounts in accordance with the provisions of this Part VI. Any interest earned with respect to such amounts will be treated as additional amounts of Salary Compensation withheld by the Companies from the Participant for purposes of the remainder of this Part VI.

  7.
  Grant of Options.

  (a)
  Compensation Reduction. Compensation Reduction Options shall be granted throughout the Plan Year. The Salary Compensation of a Participant who has filed an election for a Salary Reduction Option shall be reduced in the applicable pay period. The Bonus Compensation of a Participant who has filed an election for a Bonus Reduction Option shall be reduced in the period in which it would have been paid.

    (b)
    Dividend Equivalent. A Dividend Equivalent shall mean an amount equal in value to dividends or distributions made on Mutual Fund Shares subject to Options under the Plan. Dividend Equivalents will be treated as additional Compensation Reduction Options as under Subsection 7.(a) above.

    (c)
    Dollar Value of Options. The Dollar Value of Compensation Reduction Options shall be the dollar amount of Salary Compensation, Bonus Compensation and Nonrecurring Compensation withheld from the Participant by the Companies, as elected by the Participant to acquire Compensation Reduction Options under the Plan. Compensation Reduction Options shall only be granted with an initial Dollar Value of at least $2,500 at the date of grant of such Option.

    (d)
    Frequency of Option grants. Options shall only be granted once per month and subject to other limitations provided herein.

  8.
  Option Formula. The Committee will grant an Option for each Share. The number of Shares shall be determined in accordance with the following formula:

    Dollar Value / (Fair Market Value * 0.75) = Number of Shares

    If the Participant selects more than one Mutual Fund Share, the formula shall be computed for each Mutual Fund Share based on the Dollar Value multiplied by the percentage selected for each Share. For purposes of this Section 8, Fair Market Value shall be determined at the date of grant.

  9.
  Exercise Price. The Exercise Price of each Option shall be equal to the greater of twenty-five percent (25%) of the Fair Market Value of the underlying Shares as of the date of grant or twenty-five percent (25%) of the Fair Market Value of the underlying Shares as of the date of Exercise.

  10.
  Vesting of Compensation Reduction Options. Compensation Reduction Options will immediately become vested upon the granting of such Options.

  11.
  Exchange of Shares. The Participant shall be entitled to change the investment allocation of Shares for which a Compensation Reduction Option is granted no more than once per Plan Year, to be effective at the beginning of the following Plan Year, in which event an appropriate adjustment shall be made to such Option. This exchange shall be permitted at times designated by the Committee.

  12.
  Termination from Employment. In the case of a Termination from Employment of the Participant for any reason, the Companies will refund to the Participant, as soon as administratively practicable, but not to exceed thirty (30) business days, amounts of Salary Compensation, Bonus Compensation and Nonrecurring Compensation which have been withheld by the Companies from the Participant or contributed to the Plan on behalf of the Participant but not yet exchanged for Options, including amounts of Credited Earnings earned thereon. Such refunded amounts of Salary Compensation, Bonus Compensation and Nonrecurring Compensation may be reduced by the Companies in order to satisfy any federal, state or local withholding tax obligation which may arise in connection with such refund.

VII. DISCRETIONARY OPTION AWARDS

  1.
  Grant of Discretionary Options. The Committee may grant Discretionary Options to Participants on such terms and conditions as the Committee may determine in its sole discretion, including, but not limited to, vesting and exercise period. The Option Agreement shall contain the individual terms and conditions governing the Option grant. The grant of

    Discretionary Options will not require a Participant to reduce Salary Compensation, Bonus Compensation or Nonrecurring Compensation.

  2.
  Exercise Price of Discretionary Options. The Exercise Price for Shares issued under each Discretionary Option shall be determined by the Committee in its sole discretion and may be less than the Fair Market Value of such Shares at the date of grant of such Option. However, in no event shall the exercise price be less than twenty-five percent (25%) of the Fair Market Value of such Shares.

  3.
  Vesting of Discretionary Options. Discretionary Options will vest as specified in the Option Agreement for each Participant.

  4.
  Exchange of Shares. The Participant shall be entitled to change the investment allocation of Shares for which a Discretionary Option is granted no more than once per Plan Year, to be effective at the beginning of the following Plan Year, in which event an appropriate adjustment shall be made to such Option. This exchange shall be permitted at times designated by the Committee.

VIII.    EXERCISE OF OPTIONS

  1.
  Exercise Period for Options. The Participant may Exercise Options, to the extent vested, on the first business day of each month, but no sooner than six (6) months from the date of grant, unless otherwise expiring. A vested Option shall automatically cease to be exercisable after the first to occur of:

  (a)
  the expiration of fifteen (15) years from the date upon which such Option was granted;

  (b)
  in the case of Termination from Employment of the Participant by reason of death or Disability, the expiration of two (2) years after Termination from Employment;

  (c)
  in the case of Termination from Employment of the Participant after reaching Retirement, the expiration of five (5) years from the date upon which such Option was granted;

  (d)
  in the case of a Termination from Employment of the Participant initiated by the Companies, the expiration of two (2) years after Termination from Employment; or

  (e)
  notwithstanding any provision to the contrary in an Option Agreement, in the case of a voluntary Termination from Employment of the Participant initiated by the Participant or Termination for Cause initiated by the Companies, the expiration of ninety (90) days after Termination from Employment or Termination for Cause, as the case may be.

  2.
  Notice of Exercise. The Participant may Exercise an Option by delivering to the Plan Administrator a written notice specifying the number of Shares to be purchased.

  3.
  Payment by Participant. Full payment of the Exercise Price for the Shares must be received from the Participant within three (3) business days after providing the notice to the Plan Administrator.

  4.
  Cashless Exercise. Notwithstanding Section 3 above, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Participant to elect to satisfy, in whole or in part, the payment of the Exercise Price by having an independent broker retain Shares (or their cash equivalent) that would otherwise be distributed (or paid) to the Participant in connection with the Exercise.

  5.
  Tax Withholding. The Companies shall have the right to deduct from any payment due to the Participant all amounts necessary for the payment of taxes required by law, or as may be necessary in the sole judgment of the Committee to satisfy all federal, state, and/or local tax laws. To the extent authorized under existing laws, the Committee may allow the Participant to make such tax remittance through cash or a personal check. In addition, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Participant to satisfy, in whole or in part, the payment of any applicable tax obligation by having the Companies retain Shares (or their cash equivalent) that would otherwise be distributed (or paid) to the Participant in connection with the Exercise.

  6.
  Cancellation of Options. In the event of any Termination from Employment of the Participant initiated by the Participant or Termination for Cause initiated by the Companies, and at any time within ninety (90) days of such Termination from Employment of the Participant or Termination for Cause, the Companies may, at the sole discretion of the Committee, make a payment in cash to the Participant equal to the Intrinsic Value of all vested Options in exchange for the Participant's surrender of the right to purchase Shares under an Option.

  7.
  Plan Expenses. All expenses of administering the Plan shall be borne by the Companies.

IX.  NONTRANSFERABILITY

  No Option shall be transferable by the Participant except by will or by the laws of descent and distribution or, upon the consent of the Committee, pursuant to a gift of any vested Options to the Participant's Immediate Family Member(s), whether directly or indirectly or by means of a trust, partnership, or otherwise. There may be consideration paid for such transfer, subject to approval by the Committee at the Committee's sole discretion, and the Option Agreement pursuant to which such Options are granted must expressly provide for the transferability in a manner consistent with this Part IX, and subsequent transfers of transferred Options shall be prohibited. Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Options shall be exercisable during the Participant's lifetime only by the Participant or by the guardian or legal representative of the Participant or by any person to whom an Option is transferred according to this Part IX. In this Part IX, references to the Participant include the guardian and legal representative of the Participant. If the Participant transfers an Option pursuant to a gift to the Participant's Immediate Family Member(s), then the Immediate Family Member(s) may not exercise such Option until after the expiration of sixty (60) days following the effective date of transfer.

X.    AMENDMENT OR TERMINATION OF THE PLAN

  StorageTek in its sole discretion may terminate the Plan at any time. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Option theretofore granted may be made which would impair the rights of the Participant without the consent of the Participant other than those rights to modify or revoke Options given to the Committee under Part IV, Section 4.

XI.  TIME FOR GRANTING OPTIONS

  Except with respect to Options then outstanding, if not sooner terminated under the provisions of Parts VIII or X, the Plan shall terminate upon and no further Options shall be granted after the expiration of twenty (20) years from the effective date of the Plan.

XII. UNFUNDED PLAN

  Insofar as it provides for Option grants or rights thereto, this Plan shall be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Code. The Shares subject to Options hereunder may be acquired by StorageTek in its name or otherwise.

  Any Shares so acquired will be the property of StorageTek and will be subject to the general creditors of StorageTek.

XIII.    TRUST PROVISIONS

  A trust shall be established to hold all cash and property contributed by the Companies. Except as otherwise provided in this Part XIII and Part X, the trust shall be irrevocable and no portion of the trust fund shall be used for any purpose other than for fulfilling the provisions of this Plan and the payment of expenses of the Plan and trust.

  The trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which StorageTek is the grantor, and this Plan shall be construed in accordance with such intent. Notwithstanding any other provision of this Plan, the trust fund shall remain the property of StorageTek and be subject to the claims of its creditors in the event that StorageTek is insolvent. No Participant will have any priority claim on the trust fund or any security interest or other right superior to the rights of a general creditor of StorageTek.

XIV. LIMITATION OF RIGHTS

  Neither the Plan, the granting of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Companies will retain the services of the Participant for any period of time, or at any particular rate of compensation.

  Nothing in the Plan shall be construed to give any employee of the Companies any right to be granted an Option.

  A Participant shall have no rights as a shareholder with respect to the Shares covered by his or her Options until the date of the issuance to him or her of evidence of ownership of the Shares.

XV.  LIABILITY

  No member of the Board of Directors of StorageTek or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan. The liability of the Companies under the Plan for any Option granted hereunder is limited to the obligations set forth under the Plan and the accompanying Option Agreement, and nothing herein contained shall be construed to impose any liability on the Companies in favor of the Participant with respect to any loss, cost, or expense which the Participant may incur in connection with or arising out of any transaction in connection therewith. The obligation of the Companies to pay any benefit under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made to the Participant as a general creditor of the Companies from the general assets of the Companies in accordance with Parts XII and XIII, above.

XVI. NOTICES

  Any notice or other communication required or permitted to be given under this instrument shall be deemed given when faxed, or sent by registered or certified mail or by express courier, postage prepaid, addressed to the party to whom notice is to be given at such party's last known address. Any notice to the Companies must be addressed to the designated Plan Administrator. Any time limit within which the receiving party must respond or act will begin to run upon the date of receipt of such notice. The date on which such notice becomes effective and binding will be the date of receipt of such notice.

XVII.    GOVERNING LAW

  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed and enforced accordingly.

XVIII.    EFFECTIVE DATE

  The Plan shall have an effective date of January 1, 2002.

IN WITNESS WHEREOF, Storage Technology Corporation has approved and adopted this Plan as of December 14, 2001, but effective as of the date indicated in Part XVIII above.

AGREED TO BY:

Signature	Date

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